EXHIBIT 99.1

Risk Exposures
($ in millions)

                                                     November 30, 2007    November 9, 2007     August 31, 2007
                                                    ------------------- ------------------- -------------------
AAA - Super Senior Exposure
      High-Grade Collateral                                        167                 169                 166
      Mezz Collateral                                              597                 704                 778
      CDO((2)) Collateral                                            1                   1                  19
--------------------------------------------------- ------------------- ------------------- -------------------
Subtotal: AAA - Super Senior Exposure                              765                 874                 963
--------------------------------------------------- ------------------- ------------------- -------------------

Below-AAA Exposure                                                 (10)                 10                 165

--------------------------------------------------- ------------------- ------------------- -------------------
Total: ABS CDO Exposure                                            755                 884               1,128
=================================================== =================== =================== ===================

CDO Warehouse                                                        -                   -                 944

---------------------------------------------------------------------------------------------------------------
Total: ABS CDO-Related Exposures                                   755                 884               2,072
===============================================================================================================

US Subprime Mortgage Exposure
      Subprime Whole Loans                                         496                 530               1,272
      IG Subprime Securities                                     1,062               1,236               1,245
      Non-IG Subprime Securities                                   211                  73                 313
      ABS CDS                                                   (2,351)             (1,891)             (1,711)

---------------------------------------------------------------------------------------------------------------
Total: US Subprime Mortgage Exposure                              (582)                (52)              1,119
===============================================================================================================